Exhibit 10.2

Execution Copy

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of March 4, 2008, by and among (i) Broadpoint Securities Group, Inc., a New York corporation (the “Company”), (ii) Mast Credit Opportunities Master Fund Limited, a Cayman Islands corporation (“Mast”), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 12 hereof (collectively, the “Investor Permitted Transferees” and each individually an “Investor Permitted Transferee”).

WHEREAS, the Company has agreed to issue and sell to Mast, and Mast has agreed to purchase from the Company, 7,058,824 shares (the “Securities”) of the Company’s common stock, $.01 par value per share (the “Common Stock”), upon the terms and conditions set forth in that certain Stock Purchase Agreement, dated of even date herewith, among the Company, Mast and the other investors named therein (the “Stock Purchase Agreement”);

WHEREAS, the Company has also agreed to issue and sell to MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (“Matlin”) and to various other investors named in the Stock Purchase Agreement, and Matlin and the other investors have agreed to purchase from the Company, an aggregate of 4,520,764 shares of Common Stock, upon the terms and conditions set forth in the Stock Purchase Agreement; and

WHEREAS, the terms of the Stock Purchase Agreement provide that it shall be a condition precedent to the closing of the transactions thereunder, for the Company and Mast to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. DEFINITIONS.  The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

“Additional Filing Date” shall mean, with respect to the Additional Registration Statement, the earlier of (i) 190 days after the Initial Registration Statement is declared effective by the SEC or (ii) the earliest practicable date on which the Company is permitted by SEC Guidance to file the Additional Registration Statement related to the Registrable Securities.

“Additional Registration Statement” shall mean the registration statement filed pursuant to this Agreement seeking to register with the SEC such Registrable Securities owned by Mast as are not included in the Initial Registration Statement.

“Board” shall mean the board of directors of the Company.

“Closing” and “Closing Date” shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Effectiveness Date” means: (i) with respect to the Initial Registration Statement, as soon as practicable, but in no event later than 120 calendar days after the Closing; (ii) with respect to the Additional Registration Statement, 30 calendar days following the date on which the Additional Registration Statement is required to be filed hereunder (or 90 calendar days if the Additional Registration Statement is reviewed by the SEC); and (iii) with respect to any additional Registration Statements which may be required to be filed hereunder pursuant to Section 3(c) or otherwise, 30 calendar days following the date on which the additional Registration Statement is required to be filed hereunder (or 90 calendar days if such additional Registration Statement is reviewed by the SEC); provided, however, that in the event the Company is notified by the SEC that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comment, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Filing Date” shall mean the Initial Filing Date, the Additional Filing Date, and any subsequent filing date as required to register the Registrable Securities pursuant to Section 3(c) hereof.

“Initial Filing Date” means, with respect to the Initial Registration Statement, 30 calendar days after the Closing.

“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement, seeking to register with the SEC Registrable Securities owned by Mast.

“Investors” shall mean, collectively, Mast and the Investor Permitted Transferees; provided, however, that the term “Investors” shall not include Mast or any of the Investor Permitted Transferees to the extent that such parties do not own any Registrable Securities.

“Majority Holders” shall mean, at the relevant time of reference thereto, those Investors holding more than 50% of the Registrable Securities held by all of the Investors.

“Mandatory Registration Termination Date” shall mean the earlier of (i) the first date as of which all of the Investors as selling stockholders thereunder may sell all of the Registrable Securities registered for resale thereon without restriction pursuant to Rule 144 or (ii) the first date as of which all of the Registrable Securities registered thereunder shall have been sold.

“Registrable Securities” shall mean the Securities, provided, however, such term shall not include any Securities that have been sold pursuant to a Registration Statement or Rule 144 or any of the Securities that become or have become eligible for resale without restriction pursuant to Rule 144.

“Registration Statement” means any one or more registration statements filed with the SEC by the Company on Form S-3, or in the event the Company is not eligible to use Form S-3, on Form S-1, for the purpose of registering under the Securities Act the Registrable Securities for resale by, and for the account of, the Investors, including the Initial Registration Statement and the Additional Registration Statement, including (in each case) the prospectus included therein, amendments to such registration statement or supplements to such prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

 “Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule.

 “SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly-available guidance, or rule of general applicability of the SEC staff, or (ii)  comments, requirements or requests of the SEC staff to the Company in connection with the review of a Registration Statement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

 “Trading Day” means (a) if the Common Stock is listed or quoted on the NASDAQ Global Market, then any day during which securities are generally eligible for trading on the NASDAQ Global Market, or (b) if the Common Stock is not then listed or quoted and traded on the NASDAQ Global Market, then any business day.

2. EFFECTIVENESS.  This Agreement shall become effective and legally binding upon execution and delivery of the parties hereto.

3. MANDATORY REGISTRATION.

(a) The Company shall file a Registration Statement on or prior to each Filing Date until all of the Registrable Securities have been registered for resale by the Investors as selling stockholders thereunder.

(i)        On or prior to the Initial Filing Date, the Company shall prepare and file with the SEC an Initial Registration Statement for the purpose of registering under the Securities Act the resale of all Registrable Securities owned by Mast as selling stockholder thereunder.

(ii)           On or prior to the Additional Filing Date, the Company shall prepare and file with the SEC an Additional Registration Statement for the purpose of registering under the Securities Act the resale of all Registrable Securities owned by Mast and not theretofore registered pursuant to the Initial Registration Statement as selling stockholder thereunder.

(iii)           On or prior to any subsequent Filing Date, the Company shall prepare and file with the SEC a Registration Statement for the purpose of registering under the Securities Act the resale of all Registrable Securities owned by Mast and not theretofore registered on an effective Registration Statement as selling stockholder thereunder.

Each such Registration Statement shall indicate that the Registrable Shares are to be offered and sold on a continuous basis pursuant to Rule 415.  Each Registration Statement may be amended by the Company from time to time to comply with SEC Guidance, and the parties hereto acknowledge that any such amendment may result in a decrease in the number of Registrable Securities registered thereby.  The Company shall advocate to the SEC to include the maximum number of Registrable Securities in any given Registration Statement. Each Registration Statement shall contain, to the extent permitted by law and SEC Guidance, substantially the “Plan of Distribution” set forth in Exhibit B hereto. Subject to the terms of this Agreement, the Company shall cause each Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior to the applicable Effectiveness Date.

(b) The Company shall be required to keep each Registration Statement effective until the Mandatory Registration Termination Date. Thereafter, the Company shall be entitled to withdraw such Registration Statement, and the Investors shall have no further right to offer or sell any of the Registrable Securities registered for resale thereon pursuant to the respective Registration Statement (or any prospectus relating thereto).

(c) If prior to the Mandatory Registration Termination Date, the number of Registrable Securities at any time exceeds the number of Securities then registered for resale in a Registration Statement, then the Company shall file as soon as reasonably practicable and consistent with SEC Guidance an additional Registration Statement covering the resale by the Investors of not less than the number of such Registrable Securities.

4. LIQUIDATED DAMAGES/SUSPENSION OF A REGISTRATION STATEMENT

(a) If:

(i) the Initial Registration Statement is not filed on or prior to the Initial Filing Date, or

(ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within five Trading Days of the date that the Company is notified by the SEC that the Initial Registration Statement will not be reviewed or not be subject to further review, or

(iii) prior to the Effectiveness Date of the Initial Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Initial Registration Statement within 10 Trading Days after the receipt of written comments by or notice from the SEC that such amendment is required in order for such Initial Registration Statement to be declared effective, or

(iv) the Initial Registration Statement is not declared effective by the SEC by the Effectiveness Date of the Initial Registration Statement, or

(v) subject to the provisions of Section 11 hereof, after the Effectiveness Date of the Initial Registration Statement, the Initial Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities registered thereon or Mast is otherwise not permitted to utilize the Prospectus included therein to resell such Registrable Securities for more than 10 consecutive Trading Days or more than an aggregate of 20 Trading Days (which need not be consecutive Trading Days) during any 12-month period,

(any such failure or breach being referred to as a “4(a) Event”, and the date upon which the occurrence of a 4(a) Event first becomes manifest being referred to as a “4(a) Event Date”), then as to each such 4(a) Event Date and each day until the applicable 4(a) Event is cured, the Company shall pay to Mast, as liquidated damages and not as a penalty, an amount in cash equal to one-thirtieth of 1% of the aggregate purchase price paid by Mast pursuant to the Stock Purchase Agreement for the Registrable Securities being registered with the SEC pursuant to the Initial Registration Statement and owned by Mast on such day.  Such payments shall be made on a monthly basis within three Trading Days of the end of each calendar month with respect to which a payment is due.

(b) If:

(i) the Additional Registration Statement and any other Registration Statement is not filed on or prior to its Filing Date, or

(ii) the Company fails to file with the SEC a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within five Trading Days of the date that the Company is notified by the SEC that any such Registration Statement will not be reviewed or is not subject to further review, or

(iii) prior to the Effectiveness Date of any such Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within 10 Trading Days after the receipt of written comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or

(iv) such Registration Statement is not declared effective by the SEC by the Effectiveness Date of such Registration Statement, or

(v)  all of the Registrable Securities constituting the Securities are not registered for resale pursuant to one or more effective Registration Statements on or before June 30, 2009, or

(vi) subject to the provisions of Section 11 hereof, after the Effectiveness Date of the Additional Registration Statement or any other Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included therein or the Investors are otherwise not permitted to utilize the Prospectus included therein to resell such Registrable Securities, for more than 10 consecutive Trading Days or more than an aggregate of 20 Trading Days (which need not be consecutive Trading Days) during any 12-month period,

(any such failure or breach being referred to as a “4(b) Event”, and the date upon which the occurrence of a 4(b) Event first becomes manifest being referred to as a “4(b) Event Date”), then as to each such 4(b) Event Date and each day until the applicable 4(b) Event is cured, the Company shall pay to each Investor, as liquidated damages and not as a penalty, an amount in cash equal to one-thirtieth of 1% of the aggregate purchase price paid by such Investor pursuant to the Stock Purchase Agreement for the Registrable Securities being registered with the SEC pursuant to the Additional Registration Statement or such other Registration Statement, as applicable, and owned by such Investor on such day. For purposes of this Section 4, any Investor Permitted Transferees entitled to such payments shall be deemed to have paid an amount equal to the purchase price per share for the Securities set forth in the Stock Purchase Agreement multiplied by the number of shares owned by such Investor Permitted Transferee on the date of the applicable 4(b) Event Date. Such payments shall be made on a monthly basis within three Trading Days of the end of each calendar month with respect to which a payment is due.

(c) The parties agree that the maximum liquidated damages payable per day pursuant to paragraph 4(a) and 4(b) hereof shall be one-thirtieth of 1% of the aggregate amount paid by Investors pursuant to the Stock Purchase Agreement with respect to those Securities included in the applicable Registration Statement and owned by such Investor on such day, regardless of the number of Events that shall have occurred and are not cured, and that the Company shall not be obligated to make such payments with respect to more than of 365 days. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven calendar days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is required to be paid by applicable law) to the Investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.  In addition, the parties agree that no payments pursuant to Section 4(a) or 4(b) shall be required in connection with a Suspension Period (as hereinafter defined).

(d) The Company shall notify the Investors by facsimile or email as promptly as practicable, and in any event, within two Trading Days, after a Registration Statement is declared effective and shall simultaneously provide the Investors with copies of any related prospectus to be used in connection with the sale or other disposition of the Securities covered thereby.

(e) No Investor shall be entitled to a payment pursuant to this Section 4 if effectiveness of a Registration Statement has been delayed or a prospectus has been unavailable as a result of (i) a failure by such Investor to promptly provide on request by the Company the information required under the Stock Purchase Agreement or this Agreement or requested by the SEC as a condition to effectiveness of a Registration Statement; (ii) the provision of inaccurate or incomplete information by such Investor; or (iii) a statement or determination of the SEC that any provision of the rights of the Investor under this Agreement are contrary to the provisions of the Securities Act.

(f) The Company shall not, at any time prior to the first date on which all Registrable Securities then owned by Mast have been included in one or more Registration Statements filed by the Company and declared effective by the SEC, file with the SEC a registration statement under the Securities Act relating to an offering for its own account or the account of others of any of its equity securities, other than (i) registration statements relating to equity securities to be issued in connection with an acquisition of, or business combination with, any entity or business or equity securities issuable in connection with any stock option, restricted stock or other employee benefit or equity incentive plans; or (ii) pursuant to the exercise of a demand registration right under the Registration Rights Agreement, dated as of September 21, 2007, as amended, among the Company, Matlin, Robert M. Fine and Robert M. Tirschwell, so long as such demand does not involve the filing of a registration statement with the SEC prior to January 15, 2009.

5. OBLIGATIONS OF THE COMPANY.  The Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC such amendments and supplements to a Registration Statement and the prospectus included therein as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by a Registration Statement;

(b) furnish to the selling Investors (i) each item of correspondence furnished to the Company by the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, in conformity with the requirements of the Securities Act and such other documents (including, without limitation, any prospectus supplements prepared by the Company in accordance with Section 5(a) above) as the selling Investors may reasonably request in order to facilitate the disposition of such selling Investors’ Registrable Securities;

(c) promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable;

(d) use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act applicable to the offer and sale of the Registrable Securities, including, without limitation, Rule 172, file any final prospectus, including any supplement thereto, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a prospectus in connection with any disposition of Registrable Securities; notify the selling Investors of the happening of any event as a result of which the prospectus included in a Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, subject to Section 11 hereof, promptly prepare (and, when completed, give notice and provide a copy thereof to each selling Investor) a supplement to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that after any such notification by the Company (which shall be a Suspension pursuant to Section 11), the selling Investors will not offer or sell Registrable Securities until the Company has notified the selling Investors that it has prepared a supplement to such prospectus and filed it with the SEC or, if the Company does not then meet the conditions for the use of Rule 172, delivered copies of such supplement to the selling Investors;

(e) use commercially reasonable efforts to register and qualify the Registrable Securities covered by a Registration Statement under the securities or Blue Sky laws of such states as the Investors shall reasonably request, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and provided further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Securities be borne by the selling Investors, then the selling Investors shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses;

(f) subject to the terms and conditions of this Agreement, the Company shall use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States, and (ii) if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding such purpose;

(g) comply with all requirements of Nasdaq, Inc. with regard to the issuance of the Securities and the listing thereof on the NASDAQ Global Market and such other securities exchange or automated quotation system, as applicable; and

(h) notify the Investors of any pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Securities.

6. FURNISH INFORMATION.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Investors shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request in order to effect any registration by the Company pursuant to this Agreement.  Each Investor shall promptly notify the Company of any changes in the information furnished to the Company.

7. EXPENSES OF REGISTRATION.  Except as set forth in Section 5(e), all expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement (excluding brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing, and fees and disbursements of counsel for the Company, shall be borne by the Company; provided however that, except as set forth below, the Investors shall be required to pay the expenses of counsel and any other advisors for the Investors and any brokerage or other selling discounts or commissions and any other expenses incurred by the Investors for their own account. The Company shall reimburse Mast for the reasonable fees and expenses of its counsel, not to exceed $5,000 in the aggregate, incurred in connection with the review of one or more of the Registration Statements.

8. DELAY OF REGISTRATION.  The Investors shall not take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

9. INDEMNIFICATION.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Investor, and each officer and director of such selling Investor and each person, if any, who controls such selling Investor, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a Registration Statement in which such Investor is named as a selling stockholder, in any prospectus relating thereto or in any amendments to a Registration Statement or supplements to a prospectus in which such Investor is named as a selling stockholder, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading and will reimburse such selling Investor, or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or alleged untrue statement made in connection with a Registration Statement, any prospectus relating thereto or any amendments to a Registration Statement or supplements to a prospectus or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished expressly for use in connection with a Registration Statement or any such prospectus by the selling Investors or (ii) at any time when the Company has advised the Investor in writing that the Company does not meet the conditions for use of Rule 172 and as a result the Investor is required to deliver a current prospectus in connection with any disposition of Registrable

Securities, an untrue statement or alleged untrue statement or omission in a prospectus corrected in any subsequent supplement to such prospectus that was delivered to the selling Investor before the pertinent sale or sales by the selling Investor.

(b) To the extent permitted by law, each selling Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who have signed a Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, and all other selling Investors against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, or such other selling Investor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in a Registration Statement or any prospectus, relating thereto or in any amendments to a Registration Statement or supplements to a prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in a Registration Statement, in any prospectus relating thereto or in any amendments to a Registration Statement or supplements to any such prospectus, in reliance upon and in conformity with written information furnished by the selling Investor expressly for use in connection with a Registration Statement or any prospectus or (ii) at any time when the Company has advised the Investor in writing that the Company does not meet the conditions for use of Rule 172 and as a result that the Investor is required to deliver a current prospectus in connection with any disposition of Registrable Securities, was corrected in any subsequent supplement to such prospectus that was delivered to the selling Investor before the pertinent sale or sales by the selling Investor; and such selling Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other selling Investor in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Investor hereunder shall be limited to the proceeds received by such selling Investor from the sale of Registrable Securities giving rise to such liability, and provided, further, however, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Investor(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel satisfactory to the indemnified party or parties, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnification, contribution or otherwise under the indemnity agreement contained in this Section 9 except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action.  In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless  the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and one local counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party).

(d) Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors’ obligations in this subsection to contribute are several in proportion to their sales of Registrable Securities to which such loss relates and not joint. In no event shall the contribution obligation of an Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor in connection with any claim relating to this Section 9 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

10. REPORTS UNDER THE EXCHANGE ACT.  With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Securities to the public without registration, the Company agrees to use commercially reasonable efforts: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Exchange Act so that sellers of the Company’s securities may avail themselves of Rule 144, (iii) as long as any Investor owns any Securities, to furnish in writing upon such Investor’s request a written statement by the Company that it has complied with the reporting requirements of the Exchange Act referred to in Rule 144, and (iv) undertake any additional actions reasonably necessary to maintain the availability of a Registration Statement or the use of Rule 144.

11. SUSPENSION.  Notwithstanding anything in this Agreement to the contrary, in the event:

(i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of a Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information;

(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale under any state securities or “Blue Sky” laws, or the initiation of any proceeding for such purpose;

(iv) of any event or circumstance which necessitates the making of any changes in a Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(v) that the Board has made the good faith determination (A) that continued use by the selling Investors of a Registration Statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, disclosure in a Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (B) that such disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction less likely and (C) that it is therefore necessary to suspend the use by the Investors of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto, then the Company shall furnish to the selling Investors a certificate signed by the President or Chief Executive Officer of the Company setting forth one or more of the above described circumstances, and the right of the selling Investors to use a Registration Statement (and the prospectus relating thereto) shall be suspended for a period (the “Suspension Period”) of not more than 30 days after delivery by the Company of the certificate referred to above in this Section 11; provided that the Company shall be entitled to no more than one such Suspension Period in any fiscal quarter, and the aggregate of all Suspension Periods during the 12-month period commencing on the Closing and during each subsequent 12-month period until the Mandatory Registration Termination Date (including any extension thereto) shall not exceed 60 days.  Notwithstanding the foregoing, no Suspension Period shall exceed 15 days (or aggregate, with other such Suspension Periods, 30 days in any such 12-month period) if the cause of the Suspension Period shall prevent the Company under the Securities Act and or applicable SEC Guidance, from filing with the SEC or causing to be declared effective a Registration Statement with respect to Registrable Securities owned by Mast and not theretofore included in an effective Registration Statement.  During the Suspension Period, none of the Investors shall offer or sell any Registrable Securities pursuant to or in reliance upon a Registration Statement (or the prospectus relating thereto), and each of the Investors shall maintain in confidence the existence and content of the above described certificate.  The Company shall use commercially reasonable efforts to terminate any Suspension Period as promptly as practicable.

12. TRANSFER OF REGISTRATION RIGHTS.  An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor (other than by a sale pursuant to a Registration Statement or Rule 144) to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected, and provided further that such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit A hereto.

13. ENTIRE AGREEMENT.  This Agreement and the Stock Purchase Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

14. MISCELLANEOUS.

(a) This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, provided that, to the extent applicable, the terms and conditions of Section 12 hereof are satisfied.  This Agreement shall also be binding upon and inure to the benefit of any transferee of any of the Securities provided that the terms and conditions of Section 12 hereof are satisfied.  Notwithstanding anything in this Agreement to the contrary, if at any time any Investor shall cease to own any Registrable Securities, all of such Investor’s rights under this Agreement shall immediately terminate.

(c) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

(d) Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below:

(i)  All correspondence to the Company shall be addressed as follows:

Broadpoint Securities Group, Inc.
One Penn Plaza, 42nd Floor
New York, New York 10119
Facsimile: (212) 273-7100
Attention:  General Counsel

with a copy by fax or messenger or courier to:

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019-6092
Facsimile: (212) 259-6333
Attention:  Donald Murray and Christopher P. Peterson

(ii) All correspondence to Mast shall be addressed as follows:

MAST Credit Opportunities I Master Fund Limited
c/o MAST Capital Management, LLC
535 Boylston Street, Suite 401
Boston, Massachusetts 02116
Attention: John S. Ehlinger
Fax: (617) 247-7985

with a copy by fax or messenger or courier to:

Foley Hoag LLP
Bay Colony Corporate Center
1000 Winter Street, Suite 4000
Waltham, Massachusetts 02451
Attention: David A. Broadwin, Esq.
Fax: (617) 832-7000

(iii) All correspondence to any Investor shall be sent to such Investor at the address set forth in the Instrument of Adherence furnished to the Company on behalf of any Investor.

(iv)  Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

(e) The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

(f) Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(g) This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

Broadpoint Securities Group, Inc.

By:	/s/ Lee Fensterstock
Name: Lee Fensterstock
Title: Chief Executive Officer

Mast Credit Opportunities Master Fund Limited

By:	/s/ Christopher B. Madison
Name: Christopher B. Madison
Title: Partner

Signature Page to Registration Rights Agreement

EXHIBIT A

Instrument of Adherence

Reference is hereby made to that certain Registration Rights Agreement, dated as of March __, 2008, among Broadpoint Securities Group, Inc., a Delaware corporation (the “Company”), Mast and the Investor Permitted Transferees, as amended and in effect from time to time (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of [___________] shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of an Investor Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Investor Permitted Transferees.  This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

All Notice should be sent to the undersigned at the following address:

Name:

Address:

Attention:

Facsimile:

Email:

Executed as of the date set forth below under the laws of the State of New York.

Signature: ______________________________ Name: Title:

Accepted:

[                                                ]

By: _________________________
Name:
Title:

Date:  _________, 200__

A-1

EXHIBIT B

Plan of Distribution

The selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling securities received from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling security holders may sell the securities by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling security holder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis;

(j) (k)	any combination of any of these methods of sale; and any other method permitted pursuant to applicable law.

          The selling security holders may also transfer the securities by gift. We do not know of any arrangements by the selling security holders for the sale of any of the securities.

          The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling security holders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

     From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act of 1933, as amended, the aggregate amount of selling security holders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling security holder and/or purchasers of selling security holders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling security holders and any underwriters, broker-dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934, as amended, may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify in certain circumstances the selling security holders of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The selling security holders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The securities offered hereby were originally issued to the selling security holders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. We have agreed to pay all expenses in connection with this offering, not including underwriting discounts, concessions, commissions or fees of the selling security holders or any fees and expenses of counsel or other advisors to the selling security holders. The registration rights agreement permits us to suspend the use of this prospectus in connection with sales of our common stock offered under this prospectus by holders during periods of time under certain circumstances relating to pending corporate developments and public filings with the SEC and similar events

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.